------------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest Event
                          Reported) May 25, 2000


                CWABS, INC. (as depositor under the Pooling and
              Servicing Agreement, dated as of May 25, 2000,
           providing for the issuance of the Countrywide Home Equity
          Loan Trust 2000-B, Revolving Home Equity Loan Asset Backed
                         Certificates, Series 2000-B).


                                  CWABS, INC.
                                  -----------
            (Exact name of registrant as specified in its charter)


      Delaware                    333-84365             95-4596514
-----------------------------   --------------        ---------------
(State or Other Jurisdiction     (Commission          (I.R.S. Employer
of Incorporation)                File Number)         Identification No.)




4500 Park Granada
Calabasas, California                                      91302
----------------------                                    --------
(Address of Principal                                    (Zip Code)
 Executive Offices)

  Registrant's telephone number, including area code (818) 225-3240
                                                     ----- --------
-------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.

     The financial statements of Financial Guaranty Insurance Company ("FGIC") as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 that are included in this Form 8-K have been audited by KPMG LLP. The consent of KPMG LLP to the inclusion of their audit report on such financial statements in this Form 8-K and their being named as "experts" in the Prospectus Supplement relating to Revolving Home Equity Loan Asset Backed Certificates, Series 2000-B, is attached hereto as Exhibit 23.1.

     The audited financial statements of FGIC as of December 31, 1999 and December 31, 1998, and for each of the years in the three-year period ended December 31, 1999 are attached hereto as Exhibit 99.1. The unaudited financial statements of FGIC as of March 31, 2000 and for the periods ending March 31, 2000 and March 31, 1999 are attached hereto as Exhibit 99.2.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Not applicable.

          (b) Not applicable.

          (c) Exhibits:

              23.1  Consent of KPMG LLP

              99.1 Audited Financial Statements of FGIC as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999

              99.2 Unaudited Financial Statements of FGIC as of March 31, 2000 and for the periods ending March 31, 2000 and March 31, 1999

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CWABS, INC.


                                    By: /s/ Michael Muir
                                        ----------------------------------
                                            Michael Muir
                                            Vice President



Dated: May 25, 2000

                                  EXHIBIT INDEX


             Exhibit    Description
             -------    -----------
             23.1       Consent of KPMG LLP

             99.1 Audited Financial Statements of FGIC as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999

             99.2 Unaudited Financial Statements of FGIC as of March 31, 2000 and for the periods ending March 31, 2000 and March 31, 1999

                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Financial Guaranty Insurance Company:

     We consent to the use of our report dated January 21, 2000 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 included in the Form 8-K of CWABS, Inc. (the "Registrant") which is incorporated herein by reference in the registration statement (No. 333-84365) and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant.


                                                      /s/ KPMG LLP


New York, New York
May 25, 2000

                                 EXHIBIT 99.1

                            [LETTERHEAD OF KPMG LLP]
                                 345 Park Avenue
                            New York, New York 10154


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholder
Financial Guaranty Insurance Company

     We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.


                                            /s/ KPMG LLP


January 21, 2000

FINANCIAL GUARANTY INSURANCE COMPANY
==============================================================================


AUDITED FINANCIAL STATEMENTS


DECEMBER 31, 1999

         Report of Independent Auditors..................................  1
         Balance Sheets..................................................  2
         Statements of Income............................................  3
         Statements of Stockholder's Equity..............................  4
         Statements of Cash Flows........................................  5
         Notes to Financial Statements...................................  6



FINANCIAL GUARANTY INSURANCE COMPANY                                                 BALANCE SHEETS
===================================================================================================

($ in Thousands, except per share amounts)


                                                                        December 31,    December 31,
                                                                            1999           1998
                                                                         ----------     ----------
ASSETS

Fixed maturity securities, at fair value
  (amortized cost of $2,484,753 in 1999 and $2,519,490 in 1998) .....    $2,412,504     $2,663,024
Short-term investments, at cost, which approximates fair value ......       114,776         30,395
Cash ................................................................           924            318
Accrued investment income ...........................................        38,677         40,038
Reinsurance recoverable .............................................         8,118          8,115
Prepaid reinsurance premiums ........................................       133,874        148,366
Deferred policy acquisition costs ...................................        71,730         80,924
Property and equipment, net of accumulated depreciation
($7,803 in 1999 and $6,981 in 1998) .................................           967          1,802
Prepaid expenses and other assets ...................................        16,672         11,047
                                                                         ----------     ----------
        Total assets ................................................    $2,798,242     $2,984,029
                                                                         ==========     ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums ...................................................    $  578,930     $  610,182
Loss and loss adjustment expenses ...................................        45,201         59,849
Ceded reinsurance balances payable ..................................         2,310          3,129
Accounts payable and accrued expenses ...............................        16,265         46,764
Current federal income taxes payable ................................        62,181         69,542
Deferred federal income taxes .......................................        46,346        122,839
Payable for securities purchased ....................................         7,894              6
                                                                         ----------     ----------
        Total liabilities ...........................................       759,127        912,311
                                                                         ----------     ----------

Stockholder's Equity:

Common stock, par value $1,500 per share;
  10,000 shares authorized, issued and outstanding ..................        15,000         15,000
Additional paid-in capital ..........................................       383,511        383,511
Accumulated other comprehensive income ..............................       (46,687)        91,922
Retained earnings ...................................................     1,687,291      1,581,285
                                                                         ----------     ----------

        Total stockholder's equity ..................................    $2,039,115     $2,071,718
                                                                         ----------     ----------

        Total liabilities and stockholder's equity ..................    $2,798,242     $2,984,029
                                                                         ==========     ==========


                           See accompanying notes to financial statements.



FINANCIAL GUARANTY INSURANCE COMPANY                                           STATEMENTS OF INCOME
===================================================================================================


($ in Thousands)

                                                               For the Year Ended December 31,
                                                            -------------------------------------
                                                              1999          1998          1997
                                                            ---------     ---------     ---------
REVENUES:

Gross premiums written ................................     $112,029      $112,425      $ 95,995
Ceded premiums ........................................      (14,988)      (19,444)      (19,780)
                                                            --------      --------      --------

Net premiums written ..................................       97,041        92,981        76,215
Decrease in net unearned premiums .....................       16,759        12,529        39,788
                                                            --------      --------      --------

Net premiums earned ...................................      113,800       105,510       116,003
Net investment income .................................      134,994       133,353       127,773
Net realized gains ....................................       32,878        29,360        16,700
                                                            --------      --------      --------

  Total revenues ......................................      281,672       268,223       260,476
                                                            --------      --------      --------

EXPENSES:

Loss and loss adjustment expenses .....................      (11,185)        3,178        12,539
Policy acquisition costs ..............................        7,198        13,870        12,936
Decrease in deferred policy acquisition costs .........        9,194         5,362         5,659
Other underwriting expenses ...........................       18,467        18,539        14,691
                                                            --------      --------      --------

  Total expenses ......................................       23,674        40,949        45,825
                                                            --------      --------      --------

Income before provision for Federal income taxes ......      257,998       227,274       214,651
                                                            --------      --------      --------

Federal income tax expense:
  Current .............................................       53,849        41,467        39,133
  Deferred ............................................       (1,857)           17         1,715
                                                            --------      --------      --------

  Total Federal income tax expense ....................       51,992        41,484        40,848
                                                            --------      --------      --------

  Net income ..........................................     $206,006      $185,790      $173,803
                                                            ========      ========      ========

                           See accompanying notes to financial statements.


FINANCIAL GUARANTY INSURANCE COMPANY                                                              STATEMENTS OF STOCKHOLDER'S EQUITY
====================================================================================================================================


($ in Thousands)

                                                                                            Accumulated
                                                                                 Additional    Other
                                                                      Common      Paid-in  Comprehensive   Retained
                                                                       Stock      Capital     Income       Earnings        Total
                                                                      -------    --------- -------------  ----------    ----------

Balance, January 1, 1997 ........................................     $15,000    $334,011    $ 38,731     $1,296,692    $1,684,434
Net income ......................................................           -           -           -        173,803       173,803
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of  ($13,260) ................           -           -      45,527              -        45,527
    Change in foreign currency translation adjustment ...........           -           -        (323)             -          (323)
                                                                                                                        -----------
Total comprehensive income ......................................           -           -           -              -       219,007
                                                                                                                        ----------
Capital contribution ............................................           -      49,500           -              -        49,500
                                                                      -------    --------    --------     ----------    ----------
Balance, December 31, 1997 ......................................      15,000     383,511      83,935      1,470,495     1,952,941
                                                                      -------     -------     -------      ---------    ----------

Net Income ......................................................           -           -           -        185,790       185,790
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of ($24,516) .................           -           -       8,610              -         8,610
    Change in foreign currency translation adjustment ...........           -           -        (623)             -          (623)
                                                                                                                        -----------
Total comprehensive income ......................................           -           -           -              -       193,777
                                                                                                                        ----------
Dividend declared ...............................................           -           -           -        (75,000)      (75,000)
                                                                      -------    --------    --------     -----------   -----------
Balance at December 31, 1998 ....................................      15,000     383,511      91,922      1,581,285     2,071,718
                                                                      -------     -------      ------      ---------    ----------

Net Income ......................................................           -           -           -        206,006       206,006
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax benefit of $75,524 ...........           -           -    (140,259)             -      (140,259)
    Change in foreign currency translation adjustment ...........           -           -       1,650               -        1,650
                                                                                                                        ----------
Total comprehensive income ......................................           -           -           -              -        67,397
                                                                                                                        ----------
Dividend declared ...............................................           -           -           -       (100,000)     (100,000)
                                                                      -------    --------    --------     -----------   -----------
Balance at December 31, 1999 ....................................     $15,000    $383,511    $(46,687)    $1,687,291    $2,039,115
                                                                      =======    ========    =========    ==========    ==========

                                 See accompanying notes to financial statements.


FINANCIAL GUARANTY INSURANCE COMPANY                                                  STATEMENTS OF CASH FLOWS
==============================================================================================================


($ in Thousands)

                                                                            For the Year Ended December 31,
                                                                        -------------------------------------
                                                                           1999          1998          1997
                                                                        ---------     ---------     ---------
OPERATING ACTIVITIES:

Net income .........................................................    $ 206,006     $ 185,790     $ 173,803
  Adjustments to reconcile net income
    to net cash provided by operating activities:
  Change in unearned premiums ......................................      (31,252)      (18,371)      (53,263)
  Change in loss and loss adjustment expense reserves ..............      (14,648)      (17,077)        4,310
  Depreciation of property and equipment ...........................          835         1,399         2,013
  Change in reinsurance recoverable ................................           (3)          105        (1,205)
  Change in prepaid reinsurance premiums ...........................       14,492         5,842        13,475
  Change in foreign currency translation adjustment ................        2,538          (958)         (497)
  Policy acquisition costs deferred ................................       (7,198)      (13,870)      (12,936)
  Amortization of deferred policy acquisition costs ................       16,392        19,232        18,595
  Change in accrued investment income, and prepaid
      expenses and other assets ....................................       (4,264)       12,847        (2,754)
  Change in other liabilities ......................................       (6,318)       15,606       (36,233)
  Deferred income taxes ............................................        1,857            17         1,715
  Amortization of fixed maturity securities ........................        4,674         4,149         2,698
  Change in current income taxes payable ...........................       (7,361)       50,207       (32,681)
  Net realized gains on investments ................................      (32,878)      (29,360)      (16,700)
                                                                        ---------     ---------     ---------

Net cash provided by operating activities ..........................      142,872       215,558        60,340
                                                                        ---------     ---------     ---------

Investing Activities:

Sales and maturities of fixed maturity securities ..................      881,268       607,372       741,604
Purchases of fixed maturity securities .............................     (814,153)     (818,999)     (848,843)
Purchases, sales and maturities of short-term investments, net .....      (84,381)       45,644        (2,200)
Purchases of property and equipment, net ...........................         --             (59)         (459)
                                                                        ---------     ---------     ---------

Net cash used in investing activities ..............................      (17,266)     (166,042)     (109,898)
                                                                        ---------     ---------     ---------

Financing Activities:

Capital Contributions ..............................................         --            --          49,500
Dividends paid .....................................................     (125,000)      (50,000)         --
                                                                        ---------     ---------     ---------
Net cash used in financing activities ..............................     (125,000)      (50,000)       49,500
                                                                        ---------     ---------     ---------

(Decrease) Increase in cash ........................................          606          (484)          (58)
Cash at beginning of year ..........................................          318           802           860
                                                                        ---------     ---------     ---------

Cash at end of year ................................................    $     924     $     318     $     802
                                                                        =========     =========     =========

                                See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE COMPANY               NOTES TO FINANCIAL STATEMENTS
================================================================================


(1)  BUSINESS

     Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)  SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). Significant accounting policies are as follows:

     INVESTMENTS

     Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

     Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

================================================================================

     PREMIUM REVENUE RECOGNITION

     Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

     POLICY ACQUISITION COSTS

     Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see
     Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

     LOSS AND LOSS ADJUSTMENT EXPENSES

     Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $45.2 million and $59.8 million at December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, such reserves included $32.7 million and $39.6 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1999 and 1998, discounted case-basis loss and loss adjustment expense reserves were $12.5 million and $20.2 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 6.6% in 1999 and 5.0% in 1998. The amount of the discount as of December 31, 1999 and 1998 was $8.7 million and $8.9 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

================================================================================


     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

     PROPERTY AND EQUIPMENT

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

     FOREIGN CURRENCY TRANSLATION

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1999 and 1998 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain/(loss) at December 31, 1999 and 1998 was $0.3 million and $(1.4) million, respectively, net of tax, and is reported in the statement of stockholder's equity.

     NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The requirements for SFAS No. 133 were delayed by SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133," and are now effective for financial statements for periods beginning after June 15, 2000. SFAS No. 133 establishes standards for accounting and reporting for derivative instruments and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company is currently evaluating the impact of SFAS No. 133 but does not expect it to have a material impact on the Company.

(3)  STATUTORY ACCOUNTING PRACTICES

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The NAIC has approved the codification project effective January 1, 2001. The Company is currently assessing the impact of the NAIC codification on its statutory financial statements. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

     (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

     (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

================================================================================


     (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

     (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

     (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

     (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

     (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.


FINANCIAL GUARANTY INSURANCE COMPANY                                                   NOTES TO FINANCIAL STATEMENTS (Continued)
================================================================================================================================

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):


                                                                             Years Ended December 31,
                                                  ------------------------------------------------------------------------------
                                                            1999                       1998                       1997
                                                  ------------------------   ------------------------   ------------------------
                                                     Net     Stockholder's      Net     Stockholder's      Net     Stockholder's
                                                   Income       Equity        Income       Equity        Income        Equity
                                                  --------   -------------   --------   -------------   --------   -------------
GAAP basis amount ............................... $206,006      $2,039,115   $185,790      $2,071,718   $173,803      $1,952,941

Premium revenue recognition .....................      596        (194,559)   (13,946)       (195,155)    (4,924)      (181,209)

Deferral of acquisition costs ...................    9,194         (71,730)     5,362         (80,924)     5,659        (86,286)

Contingency reserve .............................        -        (721,427)         -        (627,257)         -       (540,677)

Contingency reserve tax deduction (see Note 2) ..        -          74,059          -          74,059          -         95,185

Non-admitted assets .............................        -            (806)         -          (1,502)         -         (2,593)

Case basis loss reserves ........................   (1,294)         (1,221)     1,945              73      1,377         (1,872)

Portfolio loss reserves .........................   (7,000)         25,900      3,900          32,900      5,000         29,000

Deferral of income taxes ........................   (1,857)         71,551         17          72,521      1,715         72,260

Unrealized (gains) on fixed maturity
securities held at fair value, net of tax .......        -          46,962          -         (93,297)         -        (84,687)

Recognition of profit commission ................   (1,092)         (7,143)     1,338          (6,050)    (1,203)        (7,388)

Unauthorized reinsurance ........................         -            (87)         -             (39)         -              -

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5) ............................      (76)         11,093        253          11,169        313         10,916
                                                  --------    ------------   --------   -------------   --------   ------------

Statutory-basis amount .......................... $204,477      $1,271,707   $184,659      $1,258,216   $181,740     $1,255,590
                                                  ========    ============   ========   =============   ========   ============


================================================================================

     4) INVESTMENTS

     Investments in fixed maturity securities carried at fair value of $3.1 million and $3.2 million as of December 31, 1999 and 1998, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                                    Gross           Gross
                                                                                  Unrealized      Unrealized
                                                                 Amortized          Holding         Holding           Fair
     1999                                                           Cost             Gains           Losses           Value
    ------                                                       ----------       -----------     -----------      -----------
 U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies ...........................         $   44,592         $     2         $ 2,163         $   42,431

 Obligations of states and political
   subdivisions ........................................          2,336,563          12,916          81,062          2,268,417

 Debt securities issued by foreign
   governments .........................................             41,043             604             373             41,274

Other ..................................................             62,555             112           2,285             60,382
                                                                 ----------         -------         -------         ----------

 Investments available-for-sale ........................          2,484,753          13,634          85,883          2,412,504

 Short-term investments ................................            114,776            --              --              114,776
                                                                 ----------         -------         -------         ----------
 Total .................................................         $2,599,529         $13,634         $85,883         $2,527,280
                                                                 ==========         =======         =======         ==========

================================================================================


     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1999, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     Amortized        Fair
     1999                                               Cost         Value
     ----                                            ----------    ----------
     Due in one year or less .....................   $  138,289    $  138,268
     Due after one year through five years .......      122,715       123,151
     Due after five years through ten years ......      652,777       646,212
     Due after ten years through twenty years ....    1,459,655     1,411,749
     Due after twenty years ......................      226,093       207,900
                                                     ----------    ----------
     Total .......................................   $2,599,529    $2,527,280
                                                     ==========    ==========

                                                                     Gross       Gross
                                                                   Unrealized  Unrealized
                                                   Amortized        Holding      Holding        Fair
     1998                                             Cost           Gains       Losses        Value
     ----                                          ----------      --------      ------      ----------
     U.S. Treasury securities and
       obligations of U.S. government
       corporations and agencies ..............    $   75,595      $  1,294      $    2      $   76,887

     Obligations of states and political
       subdivisions ...........................     2,367,682       142,777       4,112       2,506,347

     Debt securities issued by foreign
       governments ............................        38,520         3,182           -          41,702

     Other ....................................        37,693           416          21          38,088
                                                   ----------      --------      ------      ----------
     Investments available-for-sale ...........     2,519,490       147,669       4,135       2,663,024

     Short-term investments ...................        30,395             -           -          30,395
                                                   ----------      --------      ------      ----------
     Total ....................................    $2,549,885      $147,669      $4,135      $2,693,419
                                                   ==========      ========      ======      ==========


     In 1999, 1998 and 1997, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $881.3 million, $607.3 million, and $741.6 million, respectively. For 1999, 1998 and 1997 gross gains of $35.1 million, $29.6 million, and $19.1 million respectively, and gross losses of $2.2 million, $0.2 million, and $2.4 million respectively, were realized on such sales.

================================================================================


     Net investment income of the Company is derived from the following sources (in thousands):

                                               Year Ended December 31,
                                          --------------------------------
                                            1999        1998         1997
                                          --------    --------    --------
Income from fixed maturity securities ..  $130,402    $129,942    $122,372
Income from short-term investments .....     5,564       4,421       6,366
                                          --------    --------    --------


Total investment income ................   135,966     134,363     128,738
Investment expenses ....................       972       1,010         965
                                          --------    --------    --------

Net investment income ..................  $134,994    $133,353    $127,773
                                          ========    ========    ========

     As of December 31, 1999, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry.

(5)  INCOME TAXES

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The Company's effective federal corporate tax rate (20.1 percent in 1999, 18.3 percent in 1998, and 19.0 percent in 1997) is less than the corporate tax rate on ordinary income of 35 percent in 1998, 1997 and 1996, primarily due to tax exempt interest on municipal investments.

================================================================================


     The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                Year Ended December 31,
                                           ---------------------------------
                                             1999        1998        1997
                                           --------    --------   ----------
Income taxes computed on income
  before provision for federal
  income taxes, at the statutory rate .... $ 90,299    $ 79,546    $ 75,128

Tax effect of:
  Tax-exempt interest ....................  (34,914)    (35,660)    (34,508)
  Original issue discount ................     --        (2,511)       --
  Other, net .............................   (3,393)        109         228
                                           --------    --------    --------

Provision for income taxes ............... $ 51,992    $ 41,484    $ 40,848
                                           ========    ========    ========

     The tax effects of temporary different that give rise to significant portions of the net deferred tax liability or asset at December 31, 1999 and 1998 are presented below (in thousands):


                                                       1999          1998
                                                     --------      --------
Deferred tax assets:
  Unrealized losses on fixed maturity
    securities, available for sale ................  $ 25,287          --
  Loss reserves ...................................     9,914        12,364
  Deferred compensation ...........................     2,274         2,230
  Tax over book capital gains .....................     4,754         3,464
  Other ...........................................     3,189         3,579
                                                     --------      --------

Total gross deferred tax assets ...................    45,418        21,637
                                                     --------      --------

Deferred tax liabilities:
  Unrealized gains on fixed maturity
    securities, available-for-sale ................      --          50,237
  Deferred acquisition costs ......................    25,106        28,323
  Premium revenue recognition .....................    45,350        44,935
  Rate differential on tax and loss bonds .........     9,454         9,454
  Tax exempt bond discount ........................     6,593         5,746
  Other ...........................................     5,261         5,781
                                                     --------      --------

Total gross deferred tax liabilities ..............    91,764       144,476
                                                     --------      --------

Net deferred tax liability ........................  $ 46,346      $122,839
                                                     ========      ========

     Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1999 and 1998. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

     Total federal income tax payments during 1999, 1998 and 1997 were $60.4 million, $(8.7) million, and $71.8 million, respectively.

================================================================================


(6)  REINSURANCE

     The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $59.8 million that can be drawn on in the event of default.

     Net premiums earned are presented net of ceded earned premiums of $29.5 million, $25.3 million and $33.3 million for the years ended December 31, 1999, 1998 and 1997, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.2 million, $0.9 million and $0.2 million for the years ended December 31, 1999, 1998 and 1997, respectively.

     In accordance with an amendment to an existing reinsurance agreement, the Company received additional ceding commission income of $6.2 million from the reinsurer. In addition, the Company bought back $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer.

(7)  LOSS AND LOSS ADJUSTMENT EXPENSES

     Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                               Year Ended December 31,
                                        -------------------------------------
                                          1999          1998          1997
                                        --------      --------      --------

Balance at January 1, .............     $ 59,849      $ 76,926      $ 72,616
   Less reinsurance recoverable ...       (8,115)       (8,220)       (7,015)
                                        --------      --------      --------
Net balance at January 1, .........       51,734        68,706        65,601

Incurred related to:
  Current year ....................        2,407           568         1,047
  Prior years .....................       (6,592)       (1,290)        6,492
  Portfolio reserves ..............       (7,000)        3,900         5,000
                                        --------      --------      --------

Total Incurred ....................      (11,185)        3,178        12,539
                                        --------      --------      --------

Paid related to:
  Current year ....................         --            --          (1,047)
  Prior years .....................       (3,466)      (20,150)       (8,387)
                                        --------      --------      --------

Total Paid ........................       (3,466)      (20,150)       (9,434)
                                        --------      --------      --------

Net balance at December 31, .......       37,083        51,734        68,706
  Plus reinsurance recoverable ....        8,118         8,115         8,220
                                        --------      --------      --------
Balance at December 31, ...........     $ 45,201      $ 59,849      $ 76,926
                                        ========      ========      ========

================================================================================


     The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

(8)  RELATED PARTY TRANSACTIONS

     The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $2.6 million, $3.2 million and $4.9 million in expenses were incurred in 1999, 1998 and 1997, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.4 million in 1999, $0.5 million in 1998, and $0.5 million in 1997. As of December 31, 1999, par outstanding on these deals before reinsurance was $83.7 million.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1999, 1998 and 1997.

(9)  COMPENSATION PLANS

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.6 million, $2.2 million and $5.0 million in 1999, 1998 and 1997, respectively, before deduction for related tax benefits.

(10)  DIVIDENDS

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1999 and 1998, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1999 and 1998, the amount of the Company's surplus available for dividends was approximately $127.2 million and $124.6 million, respectively, without prior approval.

     During 1999, and 1998, the Company declared dividends of $100.0 million, and $75.0 million, respectively.

(11) CAPITAL CONTRIBUTION

     During 1997, the Parent made a capital contribution of $49.5 million to the Company.

================================================================================


(12)  FINANCIAL INSTRUMENTS

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

     SHORT-TERM INVESTMENTS: Short-term investments are carried at cost, which approximates fair value.

     Cash, Receivable for Securities Sold, and Payable for Securities
     Purchased: The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 are as follows (in thousands):


                                                                   1999                        1998
                                                         ------------------------    ------------------------
                                                          Carrying       Fair         Carrying        Fair
                                                           Amount        Value         Amount         Value
                                                         ----------    ----------    ----------    ----------
     Financial Assets

       Cash
          On hand and in demand accounts ............    $      924    $      924    $      318    $      318

       Short-term investments .......................       114,776       114,776    $   30,395    $   30,395

       Fixed maturity securities ....................    $2,412,504    $2,412,504    $2,663,024    $2,663,024


     FINANCIAL GUARANTIES: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $335.3 million and $364.1 million compared to a carrying value of $410.4 million as of December 31, 1999 and between $379.1 million and $419.0 million compared to a carrying value of $432.6 million as of December 31, 1998.

     As of December 31, 1999 and 1998, the net present value of future premiums was $55.7 million and $49.5 million, respectively.

================================================================================


     CONCENTRATIONS OF CREDIT RISK

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 1999, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $137.4 billion, net of reinsurance of $36.3 billion. The Company's insured portfolio as of December 31, 1999 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

     As of December 31, 1999, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                   Net
                                                                Principal
                                                               Outstanding
                                                               -----------
         Municipal:
           General obligation .............................     $77,780.2
           Special revenue ................................      45,531.2
           Industrial revenue .............................         471.5
           Non-municipal ..................................      13,575.3
                                                               ----------
         Total ............................................    $137,358.2
                                                               ==========

          As of December 31, 1999, the composition of principal exposure ceded to reinsurers was as follows (in millions):

                                                                   Ceded
                                                                 Principal
                                                                Outstanding
                                                                -----------
         Reinsurer:
           Capital Re ......................................     $12,267.6
           Enhance Re ......................................       8,921.9
           Other ...........................................      15,148.5
                                                                 ---------
             Total .........................................     $36,338.0
                                                                 =========

          The Company's gross and net exposure outstanding, which includes principal and interest, was $305,682.7 million and $237,682.2 million, respectively, as of December 31, 1999.

================================================================================


     The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1999 by state, net of reinsurance, was as follows (in millions):

                                                                    Net
                                                                 Principal
                                                                Outstanding
                                                               ------------
      California ...........................................   $   15,453.9
      New York .............................................       13,081.7
      Pennsylvania .........................................       12,829.8
      Florida ..............................................       12,548.5
      Illinois .............................................       10,142.0
      Texas ................................................        6,331.0
      Michigan .............................................        5,912.3
      New Jersey ...........................................        5,120.4
      Ohio .................................................        3,838.8
      Arizona ..............................................        3,665.6
                                                               ------------

      Sub-total ............................................       88,924.0
      Other states .........................................       48,015.1
      International ........................................          419.1
                                                               ------------
      Total ................................................   $  137,358.2
                                                               ============

(13)  COMMITMENTS

     Total rent expense was $2.6 million, $2.6 million and $2.4 million in 1999, 1998 and 1997, respectively. For each of the next two years and in the aggregate as of December 31, 1999, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

     Year                                                        Amount
     ----                                                        ------
     2000 .................................................      $2,909
     2001 .................................................       2,911
                                                                 ------
     Total minimum future rental payments .................      $5,820
                                                                 ======

================================================================================


(14)  COMPREHENSIVE INCOME

     Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and
     (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

     The following are the reclassification adjustments (in thousands) for the years ended December 31, 1999, 1998 and 1997:

                                                         1999
                                          ------------------------------------
                                          Before Tax      Tax       Net of Tax
                                            Amount      Benefit       Amount
                                          ---------    ---------    ---------
Unrealized holding losses arising
   during the period ...................  $(182,905)   $  64,017    $(118,888)
Less: reclassification adjustment for
   gains realized in net income ........    (32,878)      11,507      (21,371)
                                          ---------    ---------    ---------
Unrealized losses on investments .......  $(215,783)   $  75,524    $(140,259)
                                          =========    =========    =========


                                                         1998
                                          ------------------------------------
                                          Before Tax      Tax       Net of Tax
                                            Amount      Benefit       Amount
                                          ---------    ---------    ---------
Unrealized holding losses arising
   during the period .................... $  42,606    $ (14,912)   $  27,694
Less: reclassification adjustment for
   gains realized in net income .........   (29,360)      10,276      (19,084)
                                          ---------    ---------    ---------
Unrealized gains on investments ......... $  13,246    $  (4,636)   $   8,610
                                          =========    =========    =========


                                                         1997
                                          ------------------------------------
                                          Before Tax      Tax       Net of Tax
                                            Amount      Benefit       Amount
                                          ---------    ---------    ---------
Unrealized holding losses arising
   during the period ..................   $  86,742    $ (30,360)   $  56,382
Less: reclassification adjustment for
   gains realized in net income .......     (16,700)       5,845      (10,855)
                                          ---------    ---------    ---------
Unrealized gains on investments .......   $  70,042    $ (24,515)   $  45,527
                                          =========    =========    =========

                                 EXHIBIT 99.2

FINANCIAL GUARANTY INSURANCE COMPANY
===============================================================================


Unaudited Interim Financial Statements

March 31, 2000


Balance Sheets............................................   1
Statements of Income......................................   2
Statements of Cash Flows..................................   3
Notes to Unaudited Interim Financial Statements...........   4


Financial Guaranty Insurance Company                                                                             Balance Sheets
-------------------------------------------------------------------------------------------------------------------------------
($ in Thousands)
                                                                                       March 31,                 December 31,
                                                                                           2000                   1999
                                                                                     ------------                  ------------
Assets                                                                               (Unaudited)

Fixed maturity securities, available for sale,
   at fair value (amortized cost of
   $2,507,341 in 2000 and $2,484,753 in 1999)                                         $2,456,892                $2,412,504
Short-term investments, at cost, which approximates market                               134,097                   114,776
Cash                                                                                         412                       924
Accrued investment income                                                                 39,595                    38,677
Reinsurance receivable                                                                     7,240                     8,118
Deferred policy acquisition costs                                                         72,713                    71,730
Property, plant and equipment net of
   accumulated depreciation of $7,898 in 2000 and $7,803 in 1999                             872                       967
Prepaid reinsurance premiums                                                             133,420                   133,874
Prepaid expenses and other assets                                                         12,291                    16,672
                                                                                    ------------                ----------
            Total assets                                                              $2,857,532                $2,798,242
                                                                                    ============                ==========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                                       $579,878                  $578,930
Losses and loss adjustment expenses                                                       41,658                    45,201
Ceded reinsurance payable                                                                  2,092                     2,310
Accounts payable and accrued expenses                                                     35,756                    16,265
Current federal income taxes payable                                                      65,732                    62,181
Deferred federal income taxes payable                                                     56,458                    46,346
Payable for securities purchased                                                               -                     7,894
                                                                                      ----------                 ---------

            Total liabilities                                                            781,574                   759,127
                                                                                      ----------                 ---------

Stockholder's Equity:

Common stock, par value $1,500 per share at March 31,
  2000 and at December 31, 1999: 10,000 shares authorized,
  issued and outstanding                                                                  15,000                    15,000
Additional paid-in capital                                                               383,511                   383,511
Accumulated other comprehensive income, net of tax                                       (31,360)                  (46,687)
Retained earnings                                                                      1,708,807                 1,687,291
                                                                                      ----------                ----------

            Total stockholder's equity                                                 2,075,958                 2,039,115
                                                                                      ----------               -----------

            Total liabilities and stockholder's equity                                $2,857,532                $2,798,242
                                                                                      ==========                ==========


                      See accompanying notes to unaudited interim financial statements




Financial Guaranty Insurance Company                            Statements Of Income
------------------------------------------------------------------------------------

($ in Thousands)



                                                                        Three Months Ended March 31,
                                                                        2000                    1999
                                                                        ----------         ---------
                                                                                 (Unaudited)
Revenues:

    Gross premiums written                                            $26,299              $ 28,333
    Ceded premiums                                                     (4,388)               (5,657)
                                                                     ---------             ---------


    Net premiums written                                               21,911                22,676
    (Increase)/Decrease in net unearned premiums                       (1,400)                1,794
                                                                     ---------             --------

    Net premiums earned                                                20,511                24,470
    Net investment income                                              33,829                33,869
    Net realized gains                                                  4,832                17,464
                                                                     --------              --------

        Total revenues                                                 59,172                75,803
                                                                      -------              --------

Expenses:

    Losses and loss adjustment expenses                                (2,627)                  639
    Policy acquisition costs                                            2,532                 5,359
    Other underwriting expenses                                         2,450                 5,197
                                                                      -------                ------

        Total expenses                                                  2,355                11,195
                                                                      -------               -------

        Income before provision for federal income taxes               56,817                64,608

    Provision for federal income taxes                                 10,301                13,473
                                                                     --------               -------

         Net income                                                   $46,516               $51,135
                                                                      =======               =======





                      See accompanying notes to unaudited interim financial statements






Financial Guaranty Insurance Company                                                          Statements Of Cash Flows
----------------------------------------------------------------------------------------------------------------------

($ in Thousands)
                                                                                      Three Months Ended March 31,
                                                                                      2000                    1999
                                                                                               (Unaudited)

Operating activities:

Net income                                                                         $46,516                     $51,135
    Adjustments to reconcile net income to net
      cash provided by operating activities:
    Provision for deferred income taxes                                              1,858                         385
    Amortization of fixed maturity securities                                        1,321                       1,055
    Policy acquisition costs deferred                                               (3,515)                     (3,932)
    Amortization of deferred policy acquisition costs                                2,532                       5,359
    Depreciation of fixed assets                                                        95                         323
    Change in reinsurance receivable                                                   878                        (127)
    Change in prepaid reinsurance premiums                                             454                        (174)
    Foreign currency translation adjustment                                          1,780                       1,880
    Change in accrued investment income, prepaid
       expenses and other assets                                                     3,463                      (6,487)
    Change in unearned premiums                                                        948                      (1,620)
    Change in losses and loss adjustment expense reserves                           (3,543)                        152
    Change in other liabilities                                                     19,273                        (374)
    Change in current income taxes payable                                           3,551                      13,088
    Net realized gains on investments                                               (4,832)                    (17,464)
                                                                                   --------                    --------

Net cash provided by operating activities                                           70,779                      43,199
                                                                                    ------                     -------

Investing activities:

Sales or maturities of fixed maturity securities                                   158,552                     278,495
Purchases of fixed maturity securities                                            (185,522)                   (254,385)
Sales or maturities (purchases) of short-term investments, net                     (19,321)                    (42,215)
                                                                                   --------                    --------

Net cash used for investing activities                                             (46,291)                    (18,105)
                                                                                                               --------

Financing activities:

Dividends paid                                                                     (25,000)                    (25,000)
                                                                                   --------                    --------
Net cash used for financing activities                                             (25,000)                    (25,000)
                                                                                   --------                    --------

(Decrease)/Increase in cash                                                           (512)                         94
Cash at beginning of period                                                            924                         318
                                                                                 ---------                    --------

Cash at end of period                                                             $    412                     $   412
                                                                                  ========                     =======



                      See accompanying notes to unaudited interim financial statements


Financial Guaranty Insurance Company             Notes to Financial Statements
-------------------------------------------------------------------------------

March 31, 2000 and 1999
(Unaudited)


         (1) Basis of Presentation
             ---------------------

             The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the three months ended March 31, 2000 and 1999, (b) the financial position at March 31, 2000 and December 31, 1999, and (c) cash flows for the three months ended March 31, 2000 and 1999.

             These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1999 audited financial statements.

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (2) Statutory Accounting Practices

             The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

             (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

             (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

             (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

             (d) certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

             (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and tax bases of assets and liabilities;

             (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

             (g) all fixed income investments are carried at amortized cost, rather than at fair value for securities classified as available for sale under GAAP.



Financial Guaranty Insurance Company                                      Notes to Financial Statements
-------------------------------------------------------------------------------------------------------



The following is a reconciliation of the net income and stockholder's equity of Financial Guaranty prepared on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below:

                                                                                            Three Months Ended March 31,
                                                                    2000                                  1999
                                                     --------------------------------      ------------------------------
                                                          Net           Stockholder's         Net           Stockholder's
                                                        Income             Equity           Income             Equity
                                                     -------------    ---------------      ---------      ---------------
GAAP basis amount                                       $46,516          $2,075,958         $51,135          $2,070,306
Premium revenue recognition                              (3,393)           (197,952)         (4,274)           (199,429)
Deferral of acquisition costs                              (982)            (72,713)          1,427             (79,497)
Contingency reserve                                           -            (729,986)              -            (637,755)
Contingency reserve tax deduction                             -              74,059               -              74,059
Non-admitted assets                                           -                (743)              -              (1,179)
Case-basis losses incurred                                   11              (1,210)           (419)               (346)
Portfolio loss reserves                                  (3,000)             22,900           1,000              33,900
Deferral of income tax                                    1,858              74,033             384              73,562
Unrealized losses/(gains) on fixed maturity
   securities held at fair value, net of taxes                -              32,792               -             (64,528)
Profit commission                                           267              (6,876)            368              (5,683)
Provision for unauthorized reinsurers                         -                 (87)              -                 (37)
Allocation of tax benefits due to Parent's net
   operating loss to the Company
                                                             78              11,171              78              11,247
                                                     ----------        ------------       ---------        ------------
Statutory basis amount                                  $41,355          $1,281,347         $49,699          $1,274,620
                                                        =======          ==========         =======          ==========

Financial Guaranty Insurance Company             Notes to Financial Statements
------------------------------------------------------------------------------

          (3) Dividends
              ---------

              Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

              o Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $66.4 million in 2000.

              o Dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.


              The amount of the Company's surplus available for dividends during 2000 is approximately $128.1 million.

              The Company declared a $25.0 million dividend during the first quarter of 2000 and 1999.

          (4) Income Taxes
              ------------

              The Company's effective Federal corporate tax rate (18.1 percent and 20.9 percent for the three months ended March 31, 2000 and 1999, respectively) is less than the statutory corporate tax rate (35 percent in 2000 and 1999) on ordinary income due to permanent differences between financial and taxable income, principally tax-exempt interest.

          (5)  Reinsurance
               -----------

              In accordance with Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", the Company reports assets and liabilities relating to reinsured contracts gross of the effects of reinsurance. Net premiums earned are shown net of premiums ceded of $4.8 million and $5.5 million, respectively, for the three months ended March 31, 2000 and 1999.

          (6) Comprehensive Income
              --------------------

              Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions with shareholders) and includes net income, net unrealized capital gains or losses on available-for-sale securities and foreign currency translation adjustments, net of taxes. This new standard only changes the presentation of certain information in the financial statements and does not affect the Company's financial position or results of operations. The following is a reconciliation of comprehensive income:

Financial Guaranty Insurance Company             Notes to Financial Statements
------------------------------------------------------------------------------

March 31, 2000 and 1999
(Unaudited)


                                                        For the Three Months
                                                          Ended March 31,
                                                         2000         1999
                                                       --------    ----------
    Net income                                         $46,516       $51,135
    Other comprehensive income:
        Change in unrealized investment gains/,
           (losses) net of taxes                        14,169       (28,769)
        Change in foreign exchange gains,
           net of taxes                                  1,158         1,221
                                                      --------      --------
    Comprehensive income                               $61,843       $23,587
                                                       =======       =======